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                                CONTRACT SCHEDULE

                  GUARANTEED MINIMUM DEATH BENEFIT (GMDB) RIDER



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EFFECTIVE DATE:                                         [May 15, 2008]

GMDB RIDER CHARGE:                                      [0.65%]

                                                        [Owner's (or oldest Joint Owner's or Annuitant's if owner is a
LAST HIGHEST ANNIVERSARY DATE:                          non-natural person) [81st] birthday]

ANNUAL INCREASE
ACCUMULATION RATE:                                      [6%]

LAST INCREASE DATE:                                     [Owner's (or oldest Joint Owner's or Annuitant's if owner is a non-natural person) [91st] birthday]

DOLLAR-FOR-DOLLAR
WITHDRAWAL PERCENTAGE:                                  [6.00%]

GMDB FIRST OPTIONAL STEP-UP DATE:                       [1st Anniversary following the Effective Date]

GMDB OPTIONAL STEP-UP WAITING PERIOD:                   [1 year]

MAXIMUM OPTIONAL STEP-UP AGE:                           [80]

MAXIMUM OPTIONAL STEP-UP CHARGE:                        [1.50%]

ALLOCATION, TRANSFERS AND REBALANCING LIMITS:

     GMDB SUBACCOUNTS:                                  [Metlife Defensive Strategy Portfolio, Metlife Moderate Strategy
                                                        Portfolio, Metlife Balanced Strategy Portfolio, Metlife Growth
                                                        Strategy Portfolio]

     PLATFORM 1 MINIMUM PERCENTAGE:                     [20%]

     PLATFORM 1 SUBACCOUNTS:                            [Pearson Fund, Foley Fund, Badeer Fund, Nardi Fund]

     PLATFORM 2 MAXIMUM PERCENTAGE:                     [80%]

     PLATFORM 2 SUBACCOUNTS:                            [Pearson Fund, Foley Fund, Badeer Fund, Nardi Fund]

     PLATFORM 3 MAXIMUM PERCENTAGE:                     [10%]

     PLATFORM 3 SUBACCOUNTS:                            [Pearson Fund, Foley Fund, Badeer Fund, Nardi Fund]

     PLATFORM 4 MAXIMUM PERCENTAGE:                     [10%]

     PLATFORM 4 SUBACCOUNTS:                            [Pearson Fund, Foley Fund, Badeer Fund, Nardi Fund]
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